Exhibit 99.2

Press Release

Revlon Announces Confirmation of Plan of Reorganization

Bankruptcy Court Approves Plan to Reduce Debt by More Than $2 Billion

Revlon Expected to Emerge With Simplified Capital Structure and Path For Future Growth

Exit from Chapter 11 On Track for Late April

NEW YORK – Apr. 4, 2023 – Revlon, Inc. (“Revlon” or the “Company”) today announced that the United States Bankruptcy Court for the Southern District of New York has confirmed the Company’s Plan of Reorganization (the “Plan”). The Plan positions Revlon to emerge from bankruptcy in late April – consistent with the timeline announced at the beginning of the restructuring.

As a result of the restructuring process and the Plan, Revlon is expected to emerge with approximately $285 million of liquidity, to be funded through an equity rights offering, a new money senior secured credit facility, and new asset based loans. Upon its emergence from bankruptcy, the Company will eliminate more than $2.7 billion in debt from its balance sheet, with approximately $1.5 billion of debt outstanding.

Under the terms of the Plan, Revlon will emerge as a private company no longer listed on any stock exchange or subject to public company reporting requirements. The majority of the Company’s equity will be owned by its former lenders.

“The plan confirmation is a critical milestone, and positions Revlon to emerge from the restructuring process with a greatly simplified capital structure that will  support the business going forward,” said Debra Perelman, Revlon's President and Chief Executive Officer. “We know this financial restructuring has been challenging for our employees, vendors and partners, and we thank them all for their support. Our new capital structure and increased liquidity will enable us to continue to animate our brands in the market and we look forward to the future of Revlon.”

Additional information, including court filings and other documents related to the court-supervised process, is available on the Company’s restructuring website at https://cases.ra.kroll.com/Revlon, by emailing revloninfo@ra.kroll.com or by calling (855) 631-5341 (toll free) or (646) 795-6968 (international).

PJT Partners is acting as financial advisor to Revlon and Alvarez & Marsal is acting as restructuring advisor. Paul, Weiss, Rifkind, Wharton & Garrison LLP is acting as legal advisor to the Company.

About Revlon

Revlon has developed a long-standing reputation as a color authority and beauty trendsetter in the world of color cosmetics and hair care. Since its breakthrough launch of the first opaque nail enamel in 1932, Revlon has provided consumers with high quality product innovation, performance and sophisticated glamour. In 2016, Revlon acquired the iconic Elizabeth Arden company and its portfolio of brands, including its leading designer, heritage and celebrity fragrances. Today, Revlon's diversified portfolio of brands is sold in approximately 150 countries around the world in most retail distribution channels, including prestige, salon, mass, and online. Revlon is among the leading global beauty companies, with some of the world’s most iconic and desired brands and product offerings in color cosmetics, skin care, hair color, hair care and fragrances under brands such as Revlon, Revlon Professional, Elizabeth Arden, Almay, Mitchum, CND, American Crew, Creme of Nature, Cutex, Juicy Couture, Elizabeth Taylor, Britney Spears, Curve, John Varvatos, Christina Aguilera and AllSaints.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this filing that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: the Company’s ability to emerge from Chapter 11 by  late April, as well as other risk factors set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts

Claims Agent:
Kroll
https://cases.ra.kroll.com/Revlon
revloninfo@ra.kroll.com
(855) 631-5341 (toll free)
(646) 795-6968 (international)

Media:
Longacre Square Partners
Dan Zacchei / Joe Germani
dzacchei@longacresquare.com / jgermani@longacresquare.com